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EXHIBIT 11

                                                                   CHARTER ONE FINANCIAL, INC.
                                                                Computation of Per Share Earnings

                                              For the 3          For the 3         For the 12          For the 12
                                             Mos. Ended         Mos. Ended         Mos. Ended          Mos. Ended
                                            December 31,       December 31,       December 31,        December 31,
                                                1999               1998               1999                1998
                                            --------------     --------------     --------------      -------------
                                                         (Dollars in thousands, except per share data)
Basic earnings per share:
  Income before extraordinary item......   $       19,706     $       56,560     $      335,530      $     305,724
                                            ==============     ==============     ==============      =============

  Average common shares
   outstanding..........................      211,455,377        213,848,671        213,089,025        213,768,051
                                            ==============     ==============     ==============      =============

  Basic earnings per common share
   before extraordinary item............   $          .09     $          .27     $         1.57      $        1.43
                                            ==============     ==============     ==============      =============

Diluted earnings per share:
  Income before extraordinary item......   $       19,706     $       56,560     $      335,530      $     305,724
                                            ==============     ==============     ==============      =============

  Average common shares
   outstanding..........................      211,455,377        213,848,671        213,089,025        213,768,051
  Add common stock equivalents for shares
    issuable under Stock Option Plan....        3,632,926          5,482,796          4,756,841          6,696,758
                                            --------------     --------------     --------------      -------------
  Average common and common
   equivalent shares outstanding........      215,088,303        219,331,467        217,845,866        220,464,809
                                            ==============     ==============     ==============      =============
  Diluted earnings per common and
    common equivalent share before
    extraordinary item..................   $          .09     $          .26     $         1.53      $        1.39
                                            ==============     ==============     ==============      =============
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